Exhibit 3.1a

State Of Delaware

Secretary of State

Division of Corporations

Delivered 08:47 AM 09/02/2003

FILED 07:35 AM 09/02/2003

SRV 030564450 – 3698479 FILE

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

of

EP FLOORS, INC.

A CLOSE CORPORATION

FIRST:

The name of this Corporation is EP FLOORS, INC.

(hereinafter the “Corporation”)

SECOND:

Its Registered Office in the State of Delaware is to be located at 113 Barksdale Professional Center in the City of Newark, County of New Castle.  The zip code is 19711.  The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Delaware Intercorp, Inc.

THIRD:

The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:

The total number of shares stock that the corporation shall have authority to issue is 1,500 shares of Common Stock at $1.00 par value each.

FIFTH:

The name and mailing address of the incorporator are as follows:

Name:

Delaware Intercorp, Inc.

Mailing Address:

113 Barksdale Professional Center, Newark, DE 19711

SIXTH:

All of the corporation’s issued stock, exclusive of treasury shares, shall be held of record by not more than thirty (30) persons.

SEVENTH:

All of the issued stock of all classes shall be subject to one or more of the restrictions on transfer permitted by Section 202 of the General Corporation Law.

EIGHTH:

The Corporation shall make no offer of any of its stock of any class which would constitute a “public offering” within the meaning of the United States Securities Act of 1933, as it may be amended from time to time.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this Tuesday the Second day of September 2003.

/s/ Russell P. Rozanski

Incorporator:

Delaware Intercorp, Inc. by

Russell P. Rozanski, Secretary